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                                                                   EXHIBIT 10.21

                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE

 This Settlement Agreement and Mutual Release ("Agreement") is made by and between CBT GROUP PUBLIC LIMITED COMPANY (together with its subsidiaries, the "Company"), and William A. BEAMISH ("Beamish").

 WHEREAS, Beamish has provided services to the Company since 1985;

 WHEREAS, the Company and Beamish have entered into a Confidential Information and Invention Assignment Agreement ( the "Confidentiality Agreement");

 WHEREAS, the Company and Beamish have mutually agreed to terminate their relationship and to release each other from any claims arising from or related to that relationship;

 NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Beamish (collectively referred to as "the Parties") hereby agree as follows:

 1. RESIGNATION.  Beamish will resign from his position as Vice President,
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    Product Strategy and Development on March 31, 1998 (the "Resignation Date").

 2. CONSIDERATION. Beamish will continue to provide services  to the Company
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    and be entitled to participate in benefit plans available to comparable
    Company consultants in the Republic of Ireland through March 31, 1998. Beamish will also continue to vest in Company options as provided in paragraph 4 below.

 3. CONSULTING PERIOD.  Beamish agrees to remain available as a consultant
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    through December 31, 1998 (the "Consulting Period").   During the Consulting
    Period and upon reasonable notice, the Beamish shall make himself available for consultation and/or participation in conferences, up to a maximum of 30 hours per month.

 4. STOCK OPTIONS.   Beamish shall be allowed to continue to vest in options to
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    purchase American Depository Shares (ADSs") representing the ordinary shares of the Company subject to stock option agreements dated April 13, 1995, January 16, 1996, April 12, 1996 and March 18, 1997 (the "Options") through December 31, 1998. As of December 31, 1998, Beamish will have fully vested in Thirteen Thousand Nine Hundred and Seven (13,907) ADSs of the Company subject to the Options (which number shall be multiplied by two as of the effective date of the stock split announced January 20, 1998). To the extent Beamish's Options have not vested as of December 31, 1998, such Options shall terminate, and all vested Options which have not been exercised at that date shall also terminate as of December 31, 1998. During the Consulting Period, Beamish shall have no right to additional option grants by the Company.

 5. CONFIDENTIAL INFORMATION.  Beamish shall continue to maintain the
    ------------------------
    confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the
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    terms and conditions of the Confidentiality Agreement between Beamish and the Company. Beamish shall return all the Company property and confidential and proprietary information in his possession to the Company within five business days from the termination of the Consulting Period.

 6. RELEASE OF CLAIMS.  Beamish agrees that the foregoing consideration
    -----------------
    represents settlement in full of all outstanding obligations owed to Beamish by the Company. Beamish and the Company, on behalf of themselves, and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date (as hereafter defined) of this agreement including, without limitation,

    (a) any and all claims relating to or arising from Beamish's relationship with the Company and the termination of that relationship;

    (b) any and all claims relating to, or arising from, Beamish's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

    (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; defamation; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion;

    (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991,the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the California Fair Employment and Housing Act, Labor Code Section 201, et seq.;

    (e) any and all claims arising out of any other laws and regulations and regulations relating to employment or employment discrimination; and

    (f) any and all claims for attorneys' fees and/or costs.

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 The Company and Beamish agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

 7. ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA.  Beamish acknowledges that he
    ---------------------------------------------
    is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Beamish and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Beamish acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Beamish was already entitled. Beamish further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

 8. CIVIL CODE SECTION 1542.  The Parties represent that they are not aware of
    -----------------------
    any claim by either of them other than the claims that are released by this Agreement. Beamish and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

    A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

    Beamish and the Company, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

 9. NON-COMPETITION.  Beamish agrees that, during the Consulting Period and for
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    a period of two years after the termination of the Consulting Period, he will not, directly or indirectly, own, manage, operate, join, control, participate in or finance the ownership, management, operation or control of, or be connected in any manner with the following companies that compete
    with the Company:   NETG, Gartner Group, WBT, Learning Tree, Harcourt,
    Mastering Computers, Global Knowledge Network, Ziff Davis University, Data Tech, Knowledge Universe and Knowledge Soft. Beamish may accept other non-competitive employment while retaining consultancy with the Company as long as he is able to meet the maximum 30 hour commitment, if required, as specified above in Paragraph 2.

10. CONFIDENTIALITY.  The Parties hereto each agree to use their best efforts
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    to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Each Party hereto agrees to take every reasonable precaution to prevent

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    disclosure of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information.

11. ARBITRATION.  The Parties agree that any and all disputes arising out of
    ------------
    the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Santa Clara County before the American Arbitration Association under its California Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney's fees and costs.

12. NON-DISPARAGEMENT.  Each party agrees to refrain from any disparagement,
    -----------------
    defamation, slander of the other, or tortious interference with the contracts and relationships of the other. In addition, Beamish specifically also agrees not to disparage or to publicly express disapproval of Company's employees, products or services. The parties each acknowledge and agree that it would be impossible and inadequate to measure actual damages if either party breaches its obligations under this paragraph, and therefore the parties agree that $250,000 shall be payable, as liquidated damages and not as a penalty, by the breaching party to the non-breaching party. For purposes of this paragraph, the "Company" shall be deemed to refer solely to directors and officers of the Company. The parties agree that the damages specified are a good faith estimate of the actual amount of damages which would be sustained and that such damages are reasonable under the circumstances.

13. COSTS.  The Parties shall each bear their own costs, expert fees,
    ------
    attorneys' fees and other fees incurred in connection with this Agreement.

14. NO REPRESENTATIONS.  Each party represents that it has had the opportunity
    ------------------
    to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

15. SEVERABILITY.  In the event that any provision hereof becomes or is
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    declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

16. ENTIRE AGREEMENT.  This Agreement, and the Confidentiality Agreement,
    ----------------
    represent the entire agreement and understanding between the Company and Beamish concerning Beamish's separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Beamish's relationship with the Company and his compensation by the Company.

17. NO ORAL MODIFICATION.  This Agreement may only be amended in writing signed
    --------------------
    by Beamish and the Chief Executive Officer of the Company.

18. GOVERNING LAW.  This Agreement shall be governed by the laws of the
    -------------
    Republic of Ireland.

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19. EFFECTIVE DATE.  This Agreement is effective seven days after it has been
    --------------
    signed by both Parties ("the Effective Date").

20. COUNTERPARTS.  This Agreement may be executed in counterparts, and each
    ------------
    counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

21. VOLUNTARY EXECUTION OF AGREEMENT.  This Agreement is executed voluntarily
    --------------------------------
    and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

    (a) They have read this Agreement;

    (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

    (c) They understand the terms and consequences of this Agreement and of the releases it contains;

    (d) They are fully aware of the legal and binding effect of this Agreement.

 IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.


                                   CBT SYSTEMS USA, LTD.


 Dated: February 11, 1998          By: /s/ James J. Buckley
                                           -------------------------------------
                                           (Signature)

                                   Title: President and Chief Executive Officer
                                          --------------------------------------


                                   WILLIAM A. BEAMISH, an individual


 Dated: February 11, 1998              /s/ William A. Beamish
                                           -------------------------------------
                                           (Signature)

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